                                                                    EXHIBIT 4(b)





                               CENTEX CORPORATION

                                     Issuer

                                      and

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                    Trustee

                              INDENTURE SUPPLEMENT

                            Dated as of June 9, 1995

                                       to
                                   INDENTURE

                           Dated as of March 12, 1987

                                  $100,000,000

                7-3/8% SUBORDINATED DEBENTURES DUE JUNE 1, 2005

         INDENTURE SUPPLEMENT, dated as of June 9, 1995, between CENTEX CORPORATION, a Nevada corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture dated as of March 12, 1987 (the "Indenture").

                             PRELIMINARY STATEMENT

         Section 2.02 of the Indenture provides, among other things, that the Company may, when authorized by its Board of Directors, and the Trustee may at any time and from time to time, enter into an indenture supplemental to the Indenture for the purpose of authorizing a Series of Subordinated Debt Securities and to specify certain terms of such Series of Subordinated Debt Securities. The Board of Directors of the Company has duly authorized the creation of a Series of Subordinated Debt Securities with an aggregate principal amount of $100,000,000 to be known as the Company's 7-3/8% Subordinated Debentures due June 1, 2005 (the "Debentures"), and the Company and the Trustee are executing and delivering this Indenture Supplement in order to provide for the issuance of the Debentures. All terms used in this Indenture Supplement which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined in this Indenture Supplement or the context clearly requires otherwise.

SECTION 1.       Designation.

         The Debentures shall be designated as the Company's "7-3/8% Subordinated Debentures due June 1, 2005".

SECTION 2.       Date of Debentures.

         The Debentures which are authenticated and delivered by the Trustee to or upon the order of the Company on the Closing Date for the Debentures shall be dated June 9, 1995. All other Debentures which are authenticated after the Closing Date for the Debentures for any other purpose under the Indenture shall be dated the date of their authentication. For purposes of this Section 2, "Closing Date for the Debentures" shall mean the date on which the Debentures are first executed, authenticated and delivered.

SECTION 3.       Aggregate Principal Amount.

         The aggregate principal amount of Debentures that may be authenticated and delivered under the Indenture and this Indenture Supplement is limited to $100,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 2.06, 2.07, 2.08 or 11.04 of the Indenture.

SECTION 4.       Interest Rate.

         The Debentures shall bear interest at the rate of 7-3/8% per annum.

SECTION 5.  Interest Payment Dates.

         The interest payment dates for the Debentures are June 1 and December 1 in each year, commencing December 1, 1995.

SECTION 6.  Record Date.

         The record date with respect to an interest payment date shall be the close of business on the 15th day of the calendar month preceding the month in which such interest payment date falls, or in the case of defaulted interest, the close of business on any special record date.

SECTION 7.  Denominations of Debentures.

         The Debentures are issuable initially in denominations of $100,000 and in integral multiples of $5,000 above such amount. Thereafter, upon reregistration, exchange or transfer, the Debentures are issuable in denominations of $1,000 and integral multiples thereof.

SECTION 8.  Currency of Issuance and Payments.

         The Debentures shall be issued in the currency of United States of America and shall be paid in such coin or currency.

SECTION 9.  No Redemption.

         Prior to maturity, the Debentures will not be redeemable at the option of the Company or otherwise.

SECTION 10. No Sinking Fund.

         No Sinking Fund will be established with respect to the Debentures and the Debentures will not be subject to any sinking fund payments by the Company.

SECTION 11. Form of Debentures.

         The Debentures shall be in the form attached hereto as Exhibit A.

SECTION 12. Maturity.

         The Debentures will mature and be payable in accordance with their terms on June 1, 2005.


SECTION 13. Interest Accrual Matters.

         Interest on the Debentures shall accrue from June 9, 1995, and shall be computed based on a 360-day year comprised of twelve 30-day months.

SECTION 14.  Book-Entry Matters.

         Pursuant to Section 2.02 of the Indenture, the following provisions shall apply to the Debentures, notwithstanding anything to the contrary in the
Indenture:

                 (a) The Debentures will be issued in fully registered form only. However, except as provided in paragraphs (d), (e) and (f) of this Section 14, the registered owner of all of the Debentures initially shall be The Depository Trust Company ("DTC") or its nominee, and such Debentures initially shall be registered in the name of DTC or its nominee. Payment of the principal of or interest on Debentures registered in the name of DTC or its nominee shall be made in the manner and at the address(es) specified in the Letter of Representations, dated June 9, 1995, from the Company and the Trustee to DTC, a copy of which is attached hereto as Exhibit B. DTC (and any successor securities depository) and its (or their) participating institutions (collectively "Participants") shall maintain a book-entry registration and transfer system with respect to ownership of beneficial interests in the Debentures (the "Book-Entry System").

                 (b) The Debentures shall be initially issued in the form of a separate, single, authenticated, fully registered Debenture (the "Global Debenture") which (i) pursuant to Section 2.01 of the Indenture, need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in an amount equal to 100% of the aggregate principal amount of the Debentures issued under this Indenture Supplement, (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered by the Trustee to DTC or its nominee, (iv) shall be registered in the Subordinated Debt Security Register in the name of Cede & Co., as nominee of DTC, and (v) shall contain the following legend on the face thereof:

                 Unless this Debenture is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for Debentures in definitive certificated form, the Global Debenture representing the Debentures may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor securities depository or a nominee of any such successor securities depository.

                 (c) The Trustee and the Company may treat DTC or its nominee, or any successor securities depository or nominee thereof (collectively, the "Depository"), as the sole and exclusive owner of the Debentures registered in its name for the purposes of payment of the principal of or interest on the Debentures, giving any notice permitted or required to be given to holders of the Debentures under the Indenture or this Indenture Supplement, registering the transfer of the Debentures, obtaining any consent or other action to be taken by holders of the Debentures and for all other purposes whatsoever, and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Company nor the Trustee shall have any responsibility or obligation to any Participant, any person claiming a beneficial ownership interest in the Debentures under or through the Depository or any Participant, or any other person which is not shown on the Subordinated Debt Security Register as being a holder of the Debentures, with respect to (i) the accuracy of any records maintained by the Depository or any Participant; (ii) the payment by the Depository to any Participant of any amount in respect of the principal of or interest on the Debentures, or (iii) the payment by any Participant to any owner of a beneficial ownership interest in the Debentures in respect of the principal of or interest on the Debentures. The Trustee shall pay all principal of and interest on the Debentures only to or upon the order of the registered holder or holders of the Debentures, as shown in the Subordinated Debt Security Register, and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of and interest on the Debentures to the extent of the sum or sums so paid. No person other than a holder of the Debentures, as shown in the Subordinated Debt Security Register, shall receive an authenticated Debenture evidencing the obligation of the Company to make payment of the principal of and interest on the Debentures pursuant to the Indenture and this Indenture Supplement. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee for Cede & Co., and subject to the provisions of the Indenture and this Indenture Supplement, the word "Cede & Co.", as used in this Indenture Supplement, shall refer to each new nominee of DTC.

                 (d) In the event that after the occurrence of an Event of Default that has not been cured or waived, holders of a majority in aggregate principal amount of the beneficial interests in the Debentures, as reflected in the books and records of the Depository, notify the Trustee, through the Depository or any Participant, that the continuation of the Book-Entry System is no longer in the best interests of such holders of beneficial interests in the Debentures, then the Trustee shall notify the Depository and the Company, and the Depository will notify the Participants of the availability through the Depository of definitive certificated Debentures. In such event, the Company shall execute, and the Trustee, upon receipt of a written order of the Company, signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary (an "Issuer Order"), for the authentication and delivery of definitive certificated Debentures, will authenticate and deliver Debentures in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Debenture and in exchange for such Global Debenture.

                 (e) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Debentures or if at any time the Depository shall no longer be registered as a clearing agency in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to the Debentures. If a successor Depository for the Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive certificated Debentures, will authenticate and deliver Debentures in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Debenture and in exchange for such Global Debenture.

                 (f) The Company may at any time and in its sole discretion determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive certificated Debentures, will authenticate and deliver Debentures in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Debenture and in exchange for such Global Debenture.

                 (g) Upon the exchange of a Global Debenture for Debentures in definitive certificated form, in authorized denominations, such Global Debenture shall be cancelled by the Trustee.

                 (h) Whenever the Depository requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with the Depository in taking appropriate action after reasonable notice to (i) make available one or more separate Global Debentures evidencing the Debentures to any Participant having Debentures credited to its account at the Depository, or (ii) arrange for another Depository to maintain custody of the Global Debenture or Debentures evidencing the Debentures.

                 (i) In connection with any notice or other communication to be provided to holders of the Debentures pursuant to the Indenture and this Indenture Supplement by the Company or the Trustee with respect to any consent or other action to be taken by holders of the Debentures, the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such notice to the Depository shall be given only so long as a Depository or its nominee is the sole holder of the Debentures.

SECTION 15. Counterparts.

         This Indenture Supplement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 16. Governing Law.

         This Indenture Supplement and each Debenture issued hereunder shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 17. Acceptance of Trusts.

         Texas Commerce Bank National Association hereby accepts the trusts in this Indenture Supplement declared and provided, upon the terms and conditions herein and in the Indenture set forth.

SECTION 18. Ratification of Indenture.

         As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.



                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Indenture Supplement to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.


                                    CENTEX CORPORATION

[SEAL]


Attest:                             By: /S/ VICKI A. ROBERTS
                                    ----------------------------------------
                                            Vicki A. Roberts, Treasurer

/S/ DAVID A. GREENBLATT
- --------------------------
David A. Greenblatt,
Assistant Secretary
                                    TEXAS COMMERCE BANK NATIONAL
                                    ASSOCIATION, as Trustee

[SEAL]


Attest:                             By:/S/ JOANNE K. GULLIVER
                                    ------------------------------------------
                                           JoAnne K. Gulliver, Vice President
                                           and Trust Officer

/S/ WAYNE MENTZ
- --------------------------
Name:  Wayne Mentz
Title: Asst. Vice President and
       Trust Officer

STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Vicki A. Roberts and David A. Greenblatt, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said CENTEX CORPORATION, a Nevada corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 9th day of June, 1995.



                                       /S/ TONI M. GRIVAS
                                       ------------------------------------
                                       Notary Public in and for the
                                       State of Texas

My commission expires:                 /S/ TONI M. GRIVAS
                                       ------------------------------------
                                       Printed Name of Notary Public
12/31/96
- ---------------------------




STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Wayne Mentz and JoAnne K. Gulliver, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, and that they executed the same as the act of said national banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 9th day of June, 1995.



                                       /S/ TONI M. GRIVAS
                                       ----------------------------------
                                       Notary Public in and for the
                                       State of Texas

My commission expires:                 /S/ TONI M. GRIVAS
                                       ----------------------------------
                                       Printed Name of Notary Public

12/31/96
- ----------------------------------

         No. 01                                             $100,000,000
   CUSIP No. 152312AD6


                                   EXHIBIT A

UNLESS THIS SUBORDINATED DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENCUSIPENo. 152312AD6ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                               CENTEX CORPORATION

                7-3/8% SUBORDINATED DEBENTURES DUE JUNE 1, 2005


         CENTEX CORPORATION, a corporation duly organized and existing under the laws of the State of Nevada (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED MILLION AND NO/100 DOLLARS on June 1, 2005, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate per annum specified in the title of this Subordinated Debenture, with respect to interest accrued from June 9, 1995 to the date of the current interest payment, to the registered holder hereof as of the close of business on the fifteenth day of the month preceding the month in which an interest payment is due, in like coin or currency, all at any office or agency of the Company to be maintained by the Company pursuant to
Section 5.02 of the Indenture, which at all times shall include an office or agency in the Borough of Manhattan, The City of New York, such interest payments to be made, except as otherwise provided in the Indenture hereinafter referred to, on June 1 and December 1 in each year, commencing December 1, 1995, until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company by check mailed on or before such payment date to the address of the person entitled thereto as such address shall appear on the Subordinated Debt Security Register. Interest on the Subordinated Debentures shall be computed based on a 360-day year comprised of twelve 30-day months.

         This Subordinated Debenture shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State.

         Additional provisions of this Subordinated Debenture are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Subordinated Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, CENTEX CORPORATION has caused this instrument to be signed in its corporate name by the signature of its President or a Vice President, or a facsimile thereof, and by its Secretary or an Assistant Secretary by his signature, or a facsimile thereof, and a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


Dated:  June 9, 1995                              CENTEX CORPORATION


                                                  By
                                                    ---------------------------
         [SEAL]                                     Michael S. Albright,
                                                    Vice President - Finance and
                                                    Controller


ATTEST:


- ------------------------
David A. Greenblatt,
Assistant Secretary



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Subordinated Debentures described in the within-mentioned Indenture.

                                                  TEXAS COMMERCE BANK NATIONAL
                                                  ASSOCIATION, as Trustee


                                                  By
                                                    ---------------------------
                                                    Authorized Signature

                               CENTEX CORPORATION

                7-3/8% SUBORDINATED DEBENTURES DUE JUNE 1, 2005

         This Subordinated Debenture is one of a duly authorized issue of Subordinated Debt Securities of the Company issued and to be issued in one or more Series, and this Subordinated Debenture is one of the Series of Subordinated Debt Securities designated as its 7-3/8% Subordinated Debentures due June 1, 2005 (herein referred to as the "Subordinated Debentures"), limited to the aggregate principal amount of One Hundred Million and No/100 Dollars ($100,000,000), all issued or to be issued under and pursuant to an Indenture dated as of March 12, 1987 (herein referred to as the "Indenture"), duly executed and delivered by the Company to Texas Commerce Bank National Association, as trustee (referred to herein as the "Trustee"), to which Indenture and all indentures supplemental thereto (including the Indenture Supplement dated as of June 9, 1995 (the "Indenture Supplement"), which authorizes the Subordinated Debentures) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Subordinated Debt Securities of each particular Series and the terms upon which the Subordinated Debt Securities of each Series are, and are to be, authenticated and delivered. All terms used in this Subordinated Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of any conflict between the terms of this Subordinated Debenture and the Indenture Supplement, the latter shall control. As provided in the Indenture, the Subordinated Debt Securities are issuable in Series which may vary as in the Indenture provided or permitted.

         The indebtedness evidenced by the Subordinated Debentures is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company. As provided in the Indenture, each holder of this Subordinated Debenture, by his acceptance hereof, agrees to and shall be bound by all the provisions of the Indenture relating to such subordination and authorizes the Trustee to take such action in his behalf as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

         In case an Event of Default shall have occurred and be continuing with respect to the Subordinated Debentures, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Subordinated Debentures then outstanding. An Event of Default with respect to the Subordinated Debt Securities of any other Series issued under the Indenture, including the failure to make any payment of principal or interest with respect thereto when and as due, will not be an Event of Default with respect to Subordinated Debentures.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Subordinated Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Subordinated Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Subordinated Debenture so affected, or (ii) reduce the aforesaid percentage of Subordinated Debentures, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Subordinated Debentures then outstanding. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Subordinated Debentures at the time outstanding may on behalf of the holders of all the Subordinated Debentures waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest on any of the Subordinated Debentures. Any such consent or waiver by the holder of this Subordinated Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Subordinated Debenture and of any Subordinated Debenture issued in exchange or substitution herefor, whether or not any notation of such consent or waiver is made upon this Subordinated Debenture.

         Subject to the rights of holders of Senior Indebtedness of the Company set forth in the Indenture, no reference herein to the Indenture and no provision of this Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Debenture at the place, at the respective times, at the rate and in the currency herein prescribed.

         The Subordinated Debentures are issuable in registered form in denominations of $100,000 and any integral multiple of $5,000 above such amount. Thereafter, upon reregistration, exchange or transfer, the Debentures are issuable in denominations of $1,000 and integral multiples thereof.

         The Subordinated Debentures are not subject to redemption prior to maturity. No Sinking Fund has been created with respect to the Subordinated Debentures and they are not subject to any Sinking Fund payments.

         Upon due presentment for registration of transfer of this Subordinated Debenture at any designated office or agency of the Company to be maintained by the Company pursuant to Section 5.02 of the Indenture, which at all times shall include an office or agency in the Borough of Manhattan, The City of New York, a new Subordinated Debenture or Subordinated Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith, and the Subordinated Debentures may in like manner be exchanged for one or more new Subordinated Debentures of other authorized denominations but of the same aggregate principal amount.

         The Company, the Trustee, any paying agent and any Subordinate Debt Security Registrar (as defined in the Indenture) for the Subordinated Debentures may deem and treat the registered holder hereof as the absolute owner of this Subordinated Debenture (whether or not this Subordinated Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any such Subordinated Debt Security Registrar), for the purpose of receiving payment hereof or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any such Subordinated Debt Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this Subordinated Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                         _____________________________





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